                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our reports dated March 25, 1997, accompanying the financial statements incorporated by reference or included in the Annual Report of CET Environmental Services, Inc. (the Company) on Form 10-KSB for the year ended December 31, 1996. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned reports.



GRANT THORNTON LLP

Denver, Colorado
March 25, 1997